UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2021

PROSIGHT GLOBAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38996	35-2405664
(Commission File Number)	(I.R.S. Employer Identification No.)

412 Mt. Kemble Avenue, Suite 300, Morristown, New Jersey	07960
(Address of Principal Executive Offices)	(Zip Code)

(973) 532-1900

Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	PROS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 14, 2021, ProSight Global, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Pedal Parent Inc., a Delaware corporation (“Parent”), owned by affiliates of TowerBrook Capital Partners L.P. (“TowerBrook”) and Further Global Capital Management (“Further Global”), Pedal Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent.

Upon the unanimous recommendation of a special committee of the board of directors of the Company, the board of directors of the Company approved, declared advisable and adopted, and recommended that the Company’s stockholders adopt, the Merger Agreement.

In connection with the Merger, each outstanding share of the Company common stock, par value $0.01 per share (“Shares”), other than Shares owned by the Company or any of its subsidiaries, Parent or Merger Sub, and Shares that are owned by stockholders who have perfected and not withdrawn a demand for appraisal rights, will be converted into the right to receive $12.85 in cash, without interest (the “Per Share Consideration”).

In addition, subject to the terms and conditions of the Merger Agreement, at such time when the Merger becomes effective (the “Effective Time”), (1) each vested and unvested time-vesting restricted stock unit award that is outstanding immediately prior to the Effective Time will be cancelled in exchange for an amount in cash equal to the product of (A) the total number of Shares subject to such award multiplied by (B) the Per Share Consideration; (2) each vested and unvested performance-based restricted stock unit award that is outstanding immediately prior to the Effective Time will be cancelled in exchange for the right to receive an amount in cash equal to the product of (A) the number of Shares subject to such award that would become vested based on the higher of target performance and actual performance through the Effective Time, multiplied by (B) the Per Share Consideration; (3) each vested and unvested award of shares subject to time-based vesting conditions that is outstanding immediately prior to the Effective Time will be cancelled in exchange for the right to receive an amount in cash equal to the product of (A) the total number of shares subject to such award multiplied by (B) the Per Share Consideration; and (4) each vested and unvested award of Shares that is outstanding immediately prior to the Effective Time will be cancelled in exchange for the right to receive an amount in cash equal to the product of (A) the number of shares subject to such award that would become vested based on the higher of target performance and actual performance through the Effective Time multiplied by (B) the Per Share Consideration.

Concurrently with the execution and delivery of the Merger Agreement, certain affiliates of the Goldman Sachs Group, Inc. and TPG Advisors VI, Inc., holding Shares representing a majority of all votes entitled to be cast with respect to the approval of the Merger and adoption of the Merger Agreement (collectively, the “Major Stockholders”), have entered into a voting and support agreement with Parent (the “Stockholder Support Agreement”). Pursuant to the Stockholder Support Agreement, the Major Stockholders agreed to, among other things, at any meeting of the Company’s stockholders and at every adjournment or postponement thereof, vote the Shares owned by them (i) in favor of the adoption of the Merger Agreement and approving the transactions contemplated thereby, and (ii) prior to the termination of the Merger Agreement by the Company pursuant to the Fiduciary Out Termination Right (as defined below), against the adoption or approval of any alternative transaction.

In accordance with the terms of the Stockholder Support Agreement, immediately following the execution and delivery of the Merger Agreement, the Major Stockholders executed and delivered to the Company a joint written consent (the “Joint Stockholder Consent”), adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger. As a result, the stockholder approval required to consummate the Merger has been obtained, and no further action by the Company’s stockholders in connection with the Merger is required. The Company will file with the SEC and mail to its stockholders, an information statement describing the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

In connection with the Merger Agreement, the Company has entered into a binder agreement with Cavello Bay Reinsurance Limited, a Bermuda reinsurer owned and controlled by Enstar Group Limited (the “Reinsurer”), in connection with an adverse development cover and loss portfolio transfer transaction with respect to the Company’s current excess workers’ compensation, primary workers’ compensation, commercial automobile liability, commercial general liability (claims made and occurrence), employers’ liability, marine (property and liability), umbrella and other short-tail lines reserves relating to 2019 and prior years (the “Loss Portfolio Binder” and such related transactions as contemplated by the Loss Portfolio Binder and the Merger Agreement, the “Legacy Transfer Transaction”). The Loss Portfolio Binder contemplates that the Company’s insurance subsidiaries and the Reinsurer will execute and deliver certain definitive documentation with respect to the Legacy Transfer Transaction upon the satisfaction of certain conditions, including the receipt of applicable regulatory approvals therefor (the “LPT Approvals”), the absence of (i) a material adverse change in the applicable businesses to be ceded to the Reinsurer as a result of conditions or requirements imposed in connection with the LPT Approvals or certain insurance regulatory approvals required in connection with the Merger Agreement and (ii) certain material and adverse regulatory conditions imposed on the Reinsurer in connection with the LPT Approvals or certain insurance regulatory approvals required in connection with the Merger Agreement and the satisfaction of applicable closing conditions under the Merger Agreement. The Legacy Transfer Transaction contemplated by the Loss Portfolio Binder will be consummated immediately after the Effective Time.

The completion of the Merger is subject to certain closing conditions, including, among others, (i) the adoption of the Merger Agreement by a majority of the outstanding Shares (which condition has been satisfied as described above), (ii) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, (iii) the conclusion of a review by the Committee on Foreign Investment in the United States pursuant to Section 721 of Title VII of the Defense Production Act of 1950, as amended by the Foreign Investment and National Security Act of 2007, (iv) the receipt of certain approvals from insurance regulators in the jurisdictions of domicile of the Company’s insurance subsidiaries, (v) the absence of any court or government order or other legal restraint enjoining or otherwise prohibiting the consummation of the Merger, (vi) the completion of all actions necessary to consummate the Legacy Transfer Transaction, the obtaining of all LPT Approvals, and the parties’ receipt of written confirmation from the Reinsurer that it is ready, willing and able to execute the definitive documentation with respect to the Legacy Transfer Transaction immediately following the closing of the Merger, (vii) the making of certain payments to be made by the Company with respect to transaction expenses and the Company’s existing credit facility balances and the satisfaction of the Company’s and its subsidiaries’ outstanding debt obligations, subject to certain exceptions, (viii) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), (ix) the absence of a Company material adverse effect and (x) each party’s compliance with its obligations and covenants contained in the Merger Agreement. Completion of the Merger is expected to occur in the third quarter of 2021. The Merger is not subject to a financing condition, and Parent has procured financing commitments for the debt and equity components of the purchase price and related costs.

Each of the Company, Parent and Merger Sub also has agreed to use reasonable best efforts to take all actions to consummate the Merger in the most expeditious manner reasonably practicable, including to obtain any required regulatory approvals, except that Parent is not required, in connection with its efforts to obtain such approvals, to agree to any Burdensome Condition (as defined below).

“Burdensome Condition” is defined in the Merger Agreement as any condition or restriction imposed in connection with the regulatory approval process that would individually or in the aggregate, and together with all other such conditions or restrictions (i) require the contribution of capital or the provision of any guarantee, pledge of assets or similar arrangement by Parent or its investors (other than any capital requirements set forth in that certain Parent summary business plan (the “Summary Business Plan”)); (ii) restrict the payment or declaration of ordinary dividends or distributions by any of the Company’s insurance subsidiaries for a period of greater than two years from the closing date; (iii) be adverse to a material extent to Parent and its subsidiaries’ business, assets, liabilities (including the Company), results of operations or condition taken as a whole, after the closing; (iv) materially increase the amount of capital required to implement the Summary Business Plan as compared to the capital set forth in the Summary Business Plan; (v) require any modification, amendment or termination of the Loss Portfolio Binder, the definitive loss portfolio contract and other agreements related thereto that would have a non-de minimis adverse impact on Parent and its subsidiaries; (vi) require any modification or amendment of, or any adverse deviation, in each case, in any material respect from the Summary Business Plan; or (vii)(A) restrict the operations of business or use of properties of Parent or any of its investors after the closing date, other than restrictions on the businesses or assets of the Company, Parent, or their respective subsidiaries, (B) prohibit any investors in Parent from engaging in, investing in or acquiring any type or line of business or (C) require any of Parent’s investors to divest or dispose of any business or assets.

Parent has procured equity financing commitments to finance the transactions contemplated by the Merger Agreement. Affiliated funds of TowerBrook and Further Global have (i) committed to provide capital to Parent with an aggregate equity contribution of up to approximately $600,000,000, subject to the terms and conditions set forth in an equity commitment letter dated January 14, 2021 and (ii) provided the Company with limited guarantees in favor of the Company, dated January 14, 2021, guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any reverse termination fee that may become payable by Parent.

The Company has agreed to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals, subject to certain limited exceptions. In certain circumstances and after complying with certain procedures fully set forth in the Merger Agreement, the board of directors of the Company may terminate the Merger Agreement in response to an unsolicited acquisition proposal (the “Fiduciary Out Termination Right”).

The Merger Agreement contains certain other customary termination rights, including the right for each of the Company and Parent to terminate the Merger Agreement if the Merger is not consummated by two business days prior to January 14, 2022 (the “End Date”), or in the event of an uncured material breach of any representation, warranty, covenant or agreement such that the conditions to closing would not be satisfied.

In connection with the termination of the Merger Agreement, the Company may be required to pay Parent a termination fee of $23,435,669 plus enforcement costs and up to $5,000,000 of transaction expenses, (i) if the Merger Agreement is terminated on account of having reached the End Date and within six months of termination the Company enters into or consummates an acquisition proposal for 50% or more of the Company’s assets or equity that was publicly known before the termination, (ii) the Company has breached or failed to perform any of its representations, warranties, covenants or other conditions to the Merger or (iii) either the Company or Parent has terminated the Merger Agreement pursuant to the Fiduciary Out Termination Right. Parent may be required to pay the Company a reverse termination fee of $41,512,421 in cash plus enforcement costs if the Company terminates the Merger Agreement (i) for a failure by Parent to close when required and Parent has already secured debt financing, or (ii) for Parent’s willful breach. In addition, Parent may be required to pay the Company a parent termination fee of $29,794,586 in cash plus enforcement costs if the Company terminates the Merger Agreement (i) for Parent’s breach of conditions in the Merger Agreement resulting in failure to receive necessary insurance regulatory approvals or (ii) for Parent’s failure to close by the date required by the Merger Agreement.

The foregoing description of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors and (iv) have been included in the Merger Agreement for the purpose of allocating risk among the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Form 10-K, Forms 10-Q and other documents that the Company files with the SEC.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 14, 2021, the Majority Stockholders holding Shares representing a majority of all votes entitled to be cast with respect to the approval of the Merger and adoption of the Merger Agreement, executed the Joint Stockholder Consent adopting the Merger Agreement. No further approval of the stockholders of the Company is required to adopt the Merger Agreement. The Company will prepare and file with the SEC, and thereafter mail to its stockholders, an information statement describing the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and the other documents referenced therein may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995) with respect to the financial condition, results of operations and business of the Company and certain plans and objectives of the board of directors of the Company. All statements other than statements of historical or current facts included in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words or terms of similar meaning. Such statements are based upon our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements.

Although the Company believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. Such risks and uncertainties include: risks and uncertainties related to the Merger Agreement including, but not limited to: the expected timing and likelihood of completion of the pending Merger or the Legacy Transfer Transaction; the timing, receipt and terms and conditions of any required governmental approvals of the pending Merger that may impose materially burdensome or adverse regulatory conditions, delay the transaction or cause the parties to abandon the transaction; potential legal proceedings that may be instituted against the Company following announcement of the transaction; the state of the credit markets generally and the availability of financing; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that the parties may not be able to satisfy the conditions to the pending Merger in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed Merger; the risk that any announcements relating to the pending  Merger could have adverse effects on the market price of the Company’s common stock; and the risk that the Merger Agreement and the Company’s announcement of the transactions contemplated thereby could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, agents or business counterparties, and on its operating results and businesses generally. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information on factors that may affect the business and financial results of the Company can be found in the filings of the Company made from time to time with the SEC. Unless indicated otherwise, the terms  “ProSight,” “Company,” “we,” “us,” and “our” each refer collectively to the Company and its subsidiaries.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the pending Merger involving the Company and Parent. The Company will prepare an information statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act and describing the pending Merger. When completed, a definitive information statement will be mailed to the Company’s stockholders. INVESTORS ARE URGED TO CAREFULLY READ THE INFORMATION STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available for free on the Company’s website at https://investors.prosightspecialty.com/home/default.aspx.

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 14, 2021, among Parent, Merger Sub and the Company.
2.2	Stockholder Support Agreement, dated as of January 14, 2021, by and among Parent and the Major Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProSight Global, Inc. (Registrant)

Date: January 19, 2021	By:	/s/ Frank D. Papalia
Frank D. Papalia
Chief Legal Officer